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                                                                               .
                                                                               .
                                                                               .

                                                                   Exhibit 1k(i)

                  GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER

RIDER SECTION 1.                                   DEFINITIONS
----------------                 -----------------------------------------------
1.1 WHAT ARE THE MOST COMMONLY   BENEFIT ALLOCATION MODEL - one or more specific
    USED TERMS AND WHAT DO       investment options or purchase payment
    THEY MEAN?                   allocation models that we will use to provide
                                 the guarantee described by this rider. The
                                 benefit allocation model selected is shown on
                                 the Rider Data Page.

                                 BENEFIT BASIS - the guaranteed minimum contract value under this rider as of the expiration date for the benefit period. See Section 5.2.

                                 BENEFIT PERIOD - a period of time beginning on a start date and continuing until an expiration date. References to a "benefit period" include your initial benefit period, a new benefit period if you elect to step-up and any renewal benefit period(s) thereafter.

                                 MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

                                 RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                                 RIDER ISSUE DATE - the date shown on the Rider
                                 Data Page that is used to determine rider years and rider anniversaries.

                                 RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                                 STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the benefit basis is elected as described in Rider Section
                                 5.4.

                                 STEP-UP DATE - the date on which a step-up in the benefit basis occurs, if elected, as described in Rider Section 5.4. The step-up date will be used to determine step-up anniversaries.

                                 WINDOW PERIOD - the period of time that
                                 additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data
                                 Page.

RIDER SECTION 2.                               GENERAL INFORMATION
----------------                 -----------------------------------------------
2.1 WHAT IS OUR AGREEMENT WITH   Our agreement with you includes this rider as a
    YOU?                         part of the contract to which it is attached.
                                 The provisions of the contract apply to this
                                 rider unless they conflict with the rider. If
                                 there is a conflict, the rider provision will
                                 apply. The issue date for this rider is shown
                                 on the Rider Data Page.

                                 We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE BENEFITS        This rider provides for a guaranteed minimum
    PROVIDED BY THIS RIDER?      accumulation benefit as described in this
                                 rider.

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
2.3 WHEN WILL THIS RIDER         You may terminate this rider on any date
    TERMINATE?                   following the expiration of the minimum charge
                                 period. The minimum charge period is shown on
                                 the Rider Data Page.

                                 This rider will automatically terminate on the earliest of:

                                      a.)  the expiration date of the benefit
                                           period;

                                      b.)  the payout date;

                                      c.)  the date due proof of death of the
                                           annuitant (last remaining annuitant
                                           if joint annuitants) is received;

                                      d.)  the date there is a change of
                                           annuitant for any reason; or

                                      e.)  the date you surrender your contract.

                                 In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                      a.)  this rider will automatically
                                           terminate on the later of:

                                           1.)  the last day of the minimum
                                                charge period as shown on the
                                                Rider Data Page;

                                           2.)  the date your contract value is
                                                transferred to an investment
                                                option other than an available
                                                benefit allocation model; or

                                           3.)  the date of change in allocation
                                                of net purchase payments to an
                                                investment option other than an
                                                available benefit allocation
                                                model; and

                                      b.)  the benefit basis will be reduced to
                                           zero as of the date of the transfer
                                           or change in allocation;

                                      c.)  you can not step-up the benefit basis
                                           or renew a benefit period as
                                           described in Rider Sections 5.4 and
                                           5.5; and

                                      d.)  this rider can not be converted to a
                                           Guaranteed Minimum Withdrawal Benefit
                                           Rider as described in Section 5.6.

RIDER SECTION 3.                                  RIDER CHARGES
----------------                 -----------------------------------------------
3.1 IS THERE A CHARGE FOR THIS   There is an annual charge for this rider. The
    RIDER?                       annual charge is determined by multiplying the
                                 current rider charge (shown on the Rider Data
                                 Page) by the average monthly contract value for
                                 the prior contract year. The average monthly
                                 contract value is equal to the sum of each
                                 monthly contract value (the contract value as
                                 of the same day of the month as the contract
                                 issue date) divided by the number of months.

                                 The current rider charge is guaranteed not to change for the duration of the benefit period.
                                 If you elect to step-up your benefit basis or renew a benefit period, the rider charge will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company.

                                 During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                                 The rider charge will also be deducted upon full surrender of the contract, election to step-up the benefit basis, expiration of the benefit period, conversion to a guaranteed minimum withdrawal benefit rider, termination of the rider after expiration of the minimum charge period, payment of death proceeds, or the start of payments under an income payout option, if not on a contract anniversary. Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

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
RIDER SECTION 4.                         PURCHASE PAYMENTS AND TRANSFERS
----------------                 -----------------------------------------------
4.1 ARE THERE ALLOCATION         We require that net purchase payment(s) be
    LIMITATIONS DURING THE       allocated to an available benefit allocation
    BENEFIT PERIOD?              model for the duration of the benefit period.

                                 The benefit allocation model selected as of the rider issue date is shown on the Rider Data
                                 Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                      a.)  add benefit allocation models without
                                           prior notice;

                                      b.)  remove or substitute benefit
                                           allocation models; and

                                      c.)  substitute investment options within
                                           an available benefit allocation
                                           model.

                                 You will be notified in advance of any
                                 substitution, removal or change to a benefit allocation model that you selected.

                                 You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                 If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model during a benefit period:

                                      a.)  your benefit basis will be reduced to
                                           zero as of the date of the change in
                                           allocation; and

                                      b.)  this rider will terminate. See Rider
                                           Section 2.3.

4.2 HOW WILL ADDITIONAL          Additional purchase payments will increase your
    PURCHASE PAYMENTS MADE TO    benefit basis, subject to the following
    YOUR CONTRACT AFFECT THE     requirements:
    BENEFIT BASIS?
                                      a.)  we must receive any additional
                                           purchase payments during the window
                                           period shown on the Rider Data Page;
                                           and

                                      b.)  the increase in your benefit basis is
                                           limited to the maximum window
                                           purchase payment amount shown on the
                                           Rider Data Page.

                                 Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3 CAN CONTRACT VALUE BE        You may transfer your contract value to any
    TRANSFERRED?                 benefit allocation model that we make
                                 available.

                                 If you elect to transfer your contract value to an investment option other than an available benefit allocation model during a benefit period:

                                      a.)  your benefit basis will be reduced to
                                           zero as of the date of transfer; and

                                      b.)  this rider will terminate. See Rider
                                           Section 2.3.

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
RIDER SECTION 5.                     GUARANTEED MINIMUM ACCUMULATION BENEFIT
----------------                 -----------------------------------------------
5.1 WHAT IS THE GUARANTEED       The guaranteed minimum accumulation benefit is
    MINIMUM ACCUMULATION         a guarantee that your contract value as of the
    BENEFIT?                     expiration date for the benefit period will be
                                 at least as great as the benefit basis.

5.2 HOW IS THE BENEFIT BASIS     The benefit basis as of the rider issue date is
    DETERMINED?                  shown on the Rider Data Page and is equal to:

                                      a.)  your initial purchase payment if this
                                           rider is issued at the same time your
                                           contract is issued;

                                      b.)  your contract value as of the rider
                                           issue date if this rider is issued
                                           after your contract is issued; or

                                      c.)  the continuation amount if this rider
                                           is issued as a result of spousal
                                           continuation.

                                 The benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data
                                 Page).

                                 Transfers and changes in allocation to an investment option other than to an available benefit allocation model during a benefit period will reduce your benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider Section 2.3.

5.3 HOW IS YOUR BENEFIT BASIS    If you make a partial withdrawal, your benefit
    ADJUSTED FOR PARTIAL         basis will be reduced by the greater of:
    WITHDRAWALS?
                                      a.)  the partial withdrawal amount,
                                           including associated surrender
                                           charges, if any; or

                                      b.)  the proportion of your benefit basis
                                           withdrawn. The proportion is equal to
                                           (1) divided by (2), with the result
                                           multiplied by (3), where:

                                           (1) = the partial withdrawal amount,
                                                 including associated surrender
                                                 charges, if any;

                                           (2) = the contract value immediately
                                                 prior to the partial
                                                 withdrawal; and

                                           (3) = the benefit basis immediately
                                                 prior to the partial
                                                 withdrawal.

5.4 CAN YOU STEP-UP THE          You have the option to step-up the benefit
    BENEFIT BASIS TO EQUAL THE   basis to equal the current contract value and
    CURRENT CONTRACT VALUE?      begin a new benefit period of the same duration
                                 as the prior benefit period on any monthly
                                 anniversary on or following the third (3rd)
                                 rider anniversary. If step-up is elected, you
                                 have the option to step-up the benefit basis
                                 again on any monthly anniversary on or
                                 following the third (3rd) step-up anniversary.

                                 You may step-up the benefit basis provided:

                                      a.)  your contract value is greater than
                                           zero;

                                      b.)  your contract value is greater than
                                           the benefit basis as of the step-up
                                           date;

                                      c.)  the annuitant (oldest annuitant if
                                           joint annuitant) is age 85 or younger
                                           as of the step-up date; and

                                      d.)  the expiration date for the new
                                           benefit period does not extend past
                                           the anticipated payout date shown on
                                           the Contract Data Page; and

                                      e.)  we receive your written request to
                                           step-up the benefit basis.

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
                                 Your step-up date will be the monthly
                                 anniversary following receipt of your written request.

                                 If a step-up is elected:

                                      a.)  the start date for the new benefit
                                           period is equal to the step-up date;

                                      b.)  your benefit basis will be adjusted
                                           to be equal to your contract value as
                                           of the step-up date; and

                                      c.)  the minimum charge period will start
                                           over as of the step-up date.

                                 The rider charge for the new benefit period will equal the amount we are currently charging for new issues of this rider and may be different from the prior rider charge. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the new benefit period.

5.5 CAN A BENEFIT PERIOD BE      You have the option to renew a benefit period
    RENEWED?                     as of the expiration date provided:

                                      a.)  the renewal benefit period is the
                                           same duration as the prior benefit
                                           period;

                                      b.)  the expiration date for the renewal
                                           benefit period does not extend past
                                           the contract anniversary following
                                           the annuitant's (oldest annuitant if
                                           joint annuitants) 85th birthday or 10
                                           years from the contract issue date;

                                      c.)  your benefit basis is greater than
                                           zero;

                                      d.)  your contract value is greater than
                                           the benefit basis as of the
                                           expiration date; and

                                      e.)  your written request to renew the
                                           benefit period is received in the
                                           home office thirty (30) days prior to
                                           an expiration date.

                                 If you elect to renew a benefit period:

                                      a.)  the start date for the renewal
                                           benefit period is equal to the
                                           expiration date for the prior benefit
                                           period;

                                      b.)  the benefit basis will be adjusted to
                                           equal your contract value as of the
                                           renewal date; and

                                      c.)  the minimum charge period will start
                                           over as of the renewal date.

                                 The rider charge for the renewal benefit period will equal the amount we are currently charging for new issues of this rider and may differ from the prior rider charge. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the renewal benefit period.

5.6 CAN THIS RIDER BE            You have the option to convert this rider by
    CONVERTED TO A GUARANTEED    written request to a Guaranteed Minimum
    MINIMUM WITHDRAWAL BENEFIT   Withdrawal Benefit Rider provided:
    RIDER?
                                      a.)  this rider is in force with a benefit
                                           basis greater than zero;

                                      b.)  the annuitant (oldest annuitant if
                                           joint annuitants) is age 85 or
                                           younger as of the date of conversion;
                                           and

                                      c.)  a Guaranteed Minimum Withdrawal
                                           Benefit Rider is available for this
                                           purpose at the time of conversion.

                                 Conversion will occur on the monthly
                                 anniversary following receipt of your written request for conversion.

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
5.7 WHAT HAPPENS ON THE          On the expiration date, we will compare the
    EXPIRATION DATE?             benefit basis to your contract value.

                                 If the benefit basis is greater than your contract value:

                                      a.)  we will add the difference to your
                                           contract value in the same proportion
                                           that the value in each investment
                                           option has to the total value; and

                                      b.)  this rider will terminate.

                                 If the benefit basis is less than your contract value:

                                      a.)  there will be no adjustment to your
                                           contract value; and

                                      b.)  you may exercise one of the following
                                           options by written request:

                                           1.)  renew the benefit period as
                                                described in Rider Section 5.5;
                                                or

                                           2.)  convert this rider to an
                                                available Guaranteed Minimum
                                                Withdrawal Benefit Rider as of
                                                the benefit period expiration
                                                date as described in Rider
                                                Section 5.6.

                                           If you do not renew the benefit
                                           period or convert this rider, your
                                           contract value will be increased by
                                           an amount equal to all rider charges
                                           deducted during the most recent
                                           benefit period and this rider will
                                           terminate. The increase will occur on
                                           the expiration date and will be
                                           allocated pro-rata according to your
                                           purchase payment allocation
                                           designation on file.

CUNA Mutual Life Insurance Company
A Mutual Insurance Company


/s/ Jeff Post
----------------------------------
President

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                                 RIDER DATA PAGE       CONTRACT NUMBER: 12345678

                     GUARANTEED MINIMUM ACCUMULATION BENEFIT

ANNUITANT(S)                                           ANNUITANT(S) ISSUE AGE(S)
[John Doe]                                             [35]

OWNER(S)                                               RIDER ISSUE DATE
[John Doe]                                             [October 31, 2006]

STEP-UP DATE: [N/A or actual step-up date]

BENEFIT BASIS: [$100,000]

START DATE: [October 31, 2006]

EXPIRATION DATE: [October 31, 2016]

WINDOW PERIOD: [October 31, 2006 - October 31, 2007]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

BENEFIT PERIOD: [10 years]

CURRENT RIDER CHARGE: [0.50%]

MINIMUM CHARGE PERIOD: [October 31, 2006 - October 31, 2013]

BENEFIT ALLOCATION MODEL:    100%  Balanced
                             100%  Conservative Allocation
                             100%  Moderate Allocation

                          CONSERVATIVE 7-14 YEARS:
                              45%  Bond
                              25%  Large Cap Value
                              15%  Large Cap Growth
                               5%  High Income
                               5%  Mid-Cap Value
                               5%  International Stock

                          CONSERVATIVE 15+ YEARS:
                              35%  Bond
                              30%  Large Cap Value
                              10%  International Stock
                               5%  High Income
                              10%  Large Cap Growth
                              10%  Mid Cap Value

                          MODERATE 15+ YEARS:
                              30%  Bond
                              25%  Large Cap Value
                               5%  Mid Cap Growth
                               5%  International Stock
                              10%  Mid Cap Value
                               5%  High Income
                              15%  Large Cap Growth
                               5%  Global Securities